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                                                                     Exhibit (J)








                       CONSENT OF INDEPENDENT ACCOUNTANTS



TO:  The Shareholders and Board of Directors Light Revolution Fund, Inc.


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 8, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Report to Shareholders of the Light Revolution Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


                           /s/PricewaterhouseCoopers LLP
                           -----------------------------
                           PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
February 26, 2001